Application for Individual Variable Universal Life Insurance

Products and financial services provided by American United Life Insurance Company® a OneAmerica® company
One American Square, P.O. Box 6003
Indianapolis, IN 46206-6003
1-800-537-6442

ONEAMERICA®

PART 1: General Information

For general inquiries call: 1-877-999-9883

1. Proposed Insured

First Name	Middle Initial	Last Name
Street Address		Years at this Address
City	State	ZIP Code / County
Social Security Number	Date of Birth	Birth State
Gender ☐ Male ☐ Female	Marital Status ☐ Single ☐ Married	U.S. Citizen? ☐ Yes ☐ No If NO, give details in Section 15 and attach copy of visa.
Home or Cell Phone Number	Email	
Employer Name	Occupation	Number of Years Employed
Employer Street Address	City	State / ZIP Code

2. Owner – All notices and correspondence will be sent to the Owner.
(complete Owner information only if different from Proposed Insured)

☐ Complete the Request for Multiple Ownership form for Owner information.
Please indicate if there are to be multiple owners.

First Name	Middle Initial / Last Name	Relationship to Proposed Insured
Gender ☐ Male ☐ Female	Marital Status ☐ Single ☐ Married	U.S. Citizen? ☐ Yes ☐ No If NO, give details in Section 15 and attach copy of visa.
Employer Name	Occupation	Number of Years Employed
Employer Street Address	City	State / ZIP Code

If the Owner is a trust, please provide a copy of the trust agreement.

Name of Corporation or Trust

Full Name of Corporate Officer or Trustee, Title and State of Incorporation

Type of Designations
☐ Custodian Name ______________________, Custodian Under ______________ *(state)*
☐ UGMA ☐ UTMA ☐ Corporation ☐ Trust ☐ Other ______________________

Social Security or Tax ID Number	Date of Birth or Date of Trust	Birth State
Street Address	City / State	ZIP Code / County
Home or Cell Phone Number	Email	

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3. Payor *(complete Payor information only if different from Proposed Insured and/or Owner)*

First Name	Middle Initial	Last Name	Relationship to Proposed Insured

Street Address	Years at this Address

City	State	ZIP Code	County

Social Security Number	Date of Birth	Birth State

Gender	Marital Status	U.S. Citizen?
☐ Male ☐ Female	☐ Single ☐ Married	☐ Yes ☐ No If NO, give details in Section 15 and attach copy of visa.

Home or Cell Phone Number	Email

Employer Name	Occupation	Number of Years Employed

Employer Street Address	City	State	ZIP Code

4. Contingent Owner

First Name	Middle Initial	Last Name	Relationship to Proposed Insured

Street Address	Years at this Address

City	State	ZIP Code	County

Social Security Number	Date of Birth	Birth State	Gender
			☐ Male ☐ Female

Home or Cell Phone Number	Email

5. Proposed Insured's Beneficiary

Primary Beneficiary

Full Name or Name of Corporation/Trust	Relationship to Proposed Insured

Social Security or Tax ID Number	Date of Birth or Date of Trust	Gender	% of Proceeds
		☐ Male ☐ Female	

Street Address	City	State	ZIP Code

Full Name of Corporate Officer or Trustee and Title	State of Incorporation

Full Name or Name of Corporation/Trust	Relationship to Proposed Insured

Social Security or Tax ID Number	Date of Birth or Date of Trust	Gender	% of Proceeds
		☐ Male ☐ Female	

Street Address	City	State	ZIP Code

Full Name of Corporate Officer or Trustee and Title	State of Incorporation

If additional space is needed for beneficiary information, attach a separate page and include the full name, relationship, gender, date of birth, and percent of proceeds where applicable. Please sign and date.

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5. Proposed Insured's Beneficiary *(continued)*

If more than one primary beneficiary is named but not all of the named primary beneficiaries survive the insured, select the manner in which the deceased beneficiary's portion should be paid:

To Deceased Beneficiary's ☐ Spouse ☐ Child(ren) ☐ Remaining Heirs

If no selection above is made, the insurance proceeds shall be divided equally among all persons who are named as primary beneficiary and who survive the insured.

Secondary Beneficiary *(if no primary beneficiary is living)*

Full Name or Name of Corporation/Trust			Relationship to Proposed Insured
Social Security or Tax ID Number	Date of Birth or Date of Trust	Gender ☐ Male ☐ Female	% of Proceeds
Street Address	City	State	ZIP Code
Full Name of Corporate Officer or Trustee and Title			State of Incorporation

Full Name or Name of Corporation/Trust			Relationship to Proposed Insured
Social Security or Tax ID Number	Date of Birth or Date of Trust	Gender ☐ Male ☐ Female	% of Proceeds
Street Address	City	State	ZIP Code
Full Name of Corporate Officer or Trustee and Title			State of Incorporation

If additional space is needed for beneficiary information, attach a separate page and include the full name, relationship, gender, date of birth, and percent of proceeds where applicable. Please sign and date.

6. Premium Information

Payment Method

☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly Bank Draft ☐ Other ______

Is this policy being funded via a premium financing loan or with funds borrowed, advanced, or paid from another person or entity?

☐ Yes ☐ No

7. Protection Against Unintentional Lapse

I understand that I have the right to designate at least one person other than myself to receive notice of lapse or termination of this insurance policy or non-payment of premium. I understand that notice to the other person will not be given until 30 days after a premium is due and unpaid.

☐ I elect to designate a person to receive such notice. *(complete name and address information below)*

☐ I elect not to designate a person to receive such notice.

Name			
Street Address	City	State	ZIP Code

8. Annual Income of Proposed Insured

Earned $	Unearned $	Net Worth $

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I-35140 (ICC) 1/7/22

Variable Universal Life *(complete Variable Life Supplement form)*

THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY BASED ON THE INVESTMENT PERFORMANCE OF THE SEPARATE ACCOUNTS' INVESTMENT RETURN. YOUR POLICY ACCOUNT VALUE MAY INCREASE OR DECREASE BASED ON THE INVESTMENT PERFORMANCE OF THE SEPARATE ACCOUNTS' INVESTMENT RETURN.

9. Flexible Premium VUL

Life Insurance Qualification Test *(if qualification test is not marked, Cash Value Accumulation Test will be automatically chosen)*

☐ Cash Value Accumulation Test (CVAT) ☐ Guideline Premium Test

Base Face Amount	Death Benefit Option	Initial Premium	Planned Premium	How much is §1035 money?
	☐ Option 1 ☐ Option 2	$	$	$

Riders *(may not be available in all states)*

☐ Children's Benefit Rider (CBR) ____units *(1 unit min.; 20 units max.)* ☐ Accounting Benefit

☐ Waiver of Monthly Deductions for Disability (WMDD) ☐ Other ______________________________

10. Dependent Children Proposed for Child Benefit Rider
(complete questions in Sections 13 and 14 for each child listed)

Print Full Name	Gender	Relationship	Date of Birth	Height	Weight
	☐ Male ☐ Female				
	☐ Male ☐ Female				
	☐ Male ☐ Female				
	☐ Male ☐ Female				

Are all children listed?	If NO, explain why not. Attach list for any additional children not listed.
☐ Yes ☐ No	

11. Information Regarding other Coverage

a. Do you have existing life insurance or annuity(ies) with this or any other company? ☐ Yes ☐ No

b. If YES, list all insurance or annuities in force on Proposed Insured below:

Amount	Issue Year	Type	Company / Policy No.	Replacement?	§1035 Exchange?
				☐ Yes ☐ No	☐ Yes ☐ No
				☐ Yes ☐ No	☐ Yes ☐ No
				☐ Yes ☐ No	☐ Yes ☐ No
				☐ Yes ☐ No	☐ Yes ☐ No
				☐ Yes ☐ No	☐ Yes ☐ No
				☐ Yes ☐ No	☐ Yes ☐ No

c. Will this policy be replacing or changing any existing life insurance or annuity with this or any other company? ☐ Yes ☐ No

d. Is an application for life, health insurance or annuity pending with this or any other company? ☐ Yes ☐ No

If YES, Company Name ______________________ Amount $ __________

e. Have you ever sold a policy to a life settlement, viatical or other secondary market product provider, are you in the process of selling a policy, or are you planning a future sale? ☐ Yes ☐ No

If YES, Company Name ______________________ Amount $ __________

f. If the Proposed Insured is a dependent child, what is the total amount of life insurance in force on each parent including group coverage? Parent/Guardian Total Coverage $ __________

Parent/Guardian Total Coverage $ __________

If one or both parents not insured, why not? ______________________________

g. Does the dependent child Proposed Insured have siblings? ☐ Yes ☐ No

If YES, complete the following for all siblings:

Age	Amount in Force	Age	Amount in Force

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12. Special Request/Additional Information

PART 2: Underwriting Information

13. Health Questions			
Proposed Insured			
Height	Weight	Weight Gained in Past Year	Weight Lost in Past Year

A. During the past ten (10) years has the person proposed for insurance been diagnosed by a member of the medical profession as having, or been treated for:

1. Heart attack, high blood pressure, stroke, or other disorder ☐ ☐
2. Cancer, tumor, lymph gland or thyroid disorder, leukemia, or any other blood abnormalities? ☐ Yes ☐ No
3. Diabetes or other endocrine disorder; disorder of the kidney, bladder or prostate? ☐ Yes ☐ No
4. Lung or chronic respiratory disorder, asthma, sleep apnea, bronchitis, emphysema, pneumonia, tuberculosis, or any other disorder of the respiratory system? ☐ Yes ☐ No
5. Intestinal bleeding, ulcer, hepatitis, or other disorder of stomach, liver, intestine, gall bladder or pancreas? ☐ Yes ☐ No
6. Any disease or disorder of the reproductive organs or breasts? ☐ Yes ☐ No
7. Brain, mental or nervous disorder, fainting, convulsions; paralysis, chronic fatigue, chronic pain, fibromyalgia, depression, anxiety, frequently recurring headaches or any other disease or disorder of the nervous system, attempted suicide or ever been counseled for any of the above? ☐ Yes ☐ No
8. Arthritis, loss of limb or deformity, disorder of bone, joint, muscle, back, spine or neck, skin disorder or any other disorder of the skeletal system? ☐ Yes ☐ No
9. Disease or disorder of the eyes, ears, nose or throat? ☐ Yes ☐ No
10. Has the person proposed for insurance ever been diagnosed or treated by a member of the medical profession for specified symptoms such as: immune deficiency, anemia, recurrent fever, fatigue or unexplained weight loss, malaise, loss of appetite, chronic prolonged diarrhea, fever of unknown origin, severe night sweats, unexplained or unusual infections or skin lesions; unexplained swelling of the lymph glands; Kaposi's Sarcoma or Pneumocystis Carinii Pneumonia? ☐ Yes ☐ No
11. Has the person proposed for insurance ever been diagnosed by a member of the medical profession or tested positive for Human Immunodeficiency Virus (AIDS virus) or Acquired Immune Deficiency Syndrome (AIDS)? ☐ Yes ☐ No

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13. Health Questions *(continued)*

B. During the past five (5) years has the person proposed for insurance:

1. Been advised by a member of the medical profession to take or is now taking treatment or medication or under a prescribed diet? ☐ Yes ☐ No
2. Had a checkup or consultation with a physician or medical practitioner? ☐ Yes ☐ No
3. Had any diagnostic test, such as an EKG, treadmill, heart catheterization, X-ray, MRI, CT scan, biopsy or blood study? *Do not include tests related to Human Immunodeficiency Virus (AIDS virus) or Acquired Immune Deficiency Syndrome (AIDS)* ☐ Yes ☐ No
4. Been an inpatient or outpatient in a hospital, clinic or medical facility or any similar entity? ☐ Yes ☐ No
5. Been advised by a member of the medical profession to have any diagnostic test, hospitalization or surgery which has not been completed? ☐ Yes ☐ No

C. Has or is the person proposed for insurance:

1. Pregnant? ☐ Yes ☐ No

   If YES, list the anticipated delivery date. ____________________
2. During the past five years, made a claim for or received benefits, compensation or pension for any injury, sickness, disability or impaired condition and/or been unable to work, attend school or perform the normal activities of like age or been confined at home? ☐ Yes ☐ No
3. During the past five years, been treated, examined, or advised by a member of the medical profession for any illness, disease, or injury not mentioned in A or B above? ☐ Yes ☐ No

Provide Details of All YES Answers

(Identify question number, circle applicable items; include diagnosis, treatment, dates of diagnosis, dates of treatment, duration and names and addresses of all attending physicians and medical facilities.)

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14. Personal Information

Proposed Insured Driver's License Number(s)	State(s) of Issue

a. Has the person proposed for insurance been convicted of a driving violation *(within the past 5 years)*, driving under the influence of alcohol or drugs, or had his or her driver's license suspended or revoked? ☐ Yes ☐ No

b. Plead guilty to or been convicted of a felony or misdemeanor or have such charge currently pending? ☐ Yes ☐ No

If YES, list the nature of the plea, conviction or charge, the date and state where the plea, conviction or charges occurred, whether time was served in prison and status of probation.

c. Has any company declined, postponed, rated or refused to reinstate insurance? ☐ Yes ☐ No

d. Has the person proposed for insurance ever:

1. Used narcotics, barbiturates, amphetamines, hallucinogens, heroin, cocaine, marijuana, or other habit forming drugs, except as prescribed by a physician? ☐ Yes ☐ No
2. Received medical treatment or counseling for, or been advised by a physician to discontinue, the use of alcohol or prescribed or non-prescribed drugs? ☐ Yes ☐ No
3. Been a member of any self-help group such as Alcoholics Anonymous or Narcotics Anonymous? ☐ Yes ☐ No

If YES to any question in 14d, please complete the Alcohol Use Supplement or Drug Use Supplement.

e. Has the person proposed for insurance participated in any vehicle racing, parachuting, hang gliding, scuba diving, ballooning, rock or mountain climbing or spelunking within the past two (2) years or is any such activity contemplated within the next two (2) years? ☐ Yes ☐ No

If YES, complete the Avocation Supplement.

f. Has the person proposed for insurance flown within the past two (2) years as a pilot, student pilot, crew member or had any flying duties, or is any such activity contemplated within the next two (2) years? ☐ Yes ☐ No

If YES, complete the Aviation Supplement.

g. Does the person proposed for insurance contemplate travel or residence in a foreign country within the next 24 months? ☐ Yes ☐ No

If YES, complete the Foreign Travel Supplement.

h. Is the person proposed for insurance currently a member of the Armed Forces or has the person proposed for insurance entered into a written agreement to become a member? ☐ Yes ☐ No

If YES, complete the Armed Forces Supplement.

i. Has the person proposed for insurance ever used any nicotine and/or tobacco products such as smoking cigarettes, pipes or cigars, using snuff, chewing tobacco, or a nicotine delivery device *(patch, gum, vaping, e-cigarettes, hookah, etc.)*? ☐ Yes ☐ No

If YES, provide detail below.

1. ☐ Present ☐ Former
2. Type of nicotine or tobacco used ______________________
3. When did person proposed for insurance stop using all forms of nicotine *(including substitutes listed above)* or tobacco? ______________ month/year

Name(s) and Address(es) of Personal Physicians *(if none, so state)*

Date and Reason Last Consulted

List Any Medications and Dosage Taken Daily

Provide Details of All YES Answers

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Yes No Yes No Yes No Yes No Yes No Yes No Page 8 of 10 ICC21 I-35140 I-35140 (ICC) 1/7/22 15. Proposed Insured Family History Please indicate whether any of your immediate family members have ever been diagnosed or treated by a member of the medical profession for: Cancer (all types) Heart Disease, Stroke, or Other Circulatory Disorder Diabetes Family Member Age If Still Living Age At Death Cause of Death Mother Father YesNo YesNo YesNo Siblings Yes No Yes No Yes No Provide Details of All YES Answers Agreements I represent that I have read and understand all the statements and answers given in this application and that they are true and complete to the best of my knowledge and belief. It is agreed that: a. the statements and answers given to this application and any amendments to it or made to the medical examiner will be the basis of, and be made a part of, any policy which may be issued; b. no representative or medical examiner has the authority to make or alter any application, policy, or receipt or waive any right or requirement; c. the company may indicate changes in an endorsement to this application for administrative purposes only, and I must agree by my signature to any other changes in this application; d. if an initial premium has been made, and a Temporary Insurance Agreement (TIA) bearing the same name and date as this application has been received, no insurance will be effective before policy delivery except as provided in the TIA. e. the policy will become effective in accordance with the terms of the issued policy only upon: approval by the Company; payment of the first full premium; delivery of the policy to the applicant(s) while alive and in good health; and acceptance of the policy. I and the representative certify that I have read, or had read to me, the completed application and I realize that any false statement or misrepresentation therein may result in loss of coverage under the policy. Acknowledgement This section must be completed by the proposed policy owner regardless of whether a Temporary Insurance Agreement is given. PLEASE MARK THE ONE BOX THAT APPLIES, UNMARKED BOXES ARE NOT APPLICABLE. I have NOT made a premium deposit with this application nor have I received the Temporary Insurance Agreement. I have made a premium deposit in the amount of $ in connection with the application for life insurance. I have received and have read the Temporary Insurance Agreement (TIA). It has been explained to me, and I understand and agree to all of the conditions and limitations. Fraud Warning Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and may be subject to penalties under state law. Fair Credit Reporting Act American United Life Insurance Company® (AUL) obtains consumer reports about insureds in connection with the insurance company's application considerations for insurance coverage. These reports contain information about character, general reputation, mode of living, personal characteristics, driving records, and general health (excluding health as may be related directly or indirectly to sexual orientation). This information may be obtained from publicly available information and records and third-party data sources. This information may, but less often, also be obtained through interviews with insureds, neighbors, friends, and others who know prospective insureds.

Page 9 of 10 ICC21 I-35140 I-35140 (ICC) 1/7/22 Authorization and Acknowledgement I authorize any physician, medical practitioner, hospital, medical facility, pharmacy or pharmacy benefit manager, insurance company, DMV and the MIB to give all the American United Life Insurance Company® (AUL) and its reinsurers any of the following about me or my children, if they are to be insured: facts about physical and mental health; medical care, advice or treatment; prescriptions, hobbies, other insurance, flying and driving record (which may include but is not limited to existing address); age, occupation, income and the use of alcohol, drugs and tobacco. Each person proposed for insurance may be asked to take a physical exam, where tests may be made of blood and urine. These tests may include tests for the presence and/or level of blood sugar, cocaine or other drugs, cholesterol, nicotine and, where permitted by law, antibodies to the Acquired Immune Deficiency Syndrome virus. All sources except the MIB may give these facts to any insurance support organization authorized by AUL to collect and transmit them. This data will be used to determine eligibility for insurance. A photocopy of this form shall be as valid as the original. I authorize AUL and its reinsurers to make a brief report of my personal health information to MIB. This authorization is valid for 24 months from the date shown below or for the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery. This authorization allows AUL to request and obtain a consumer report. Upon written request, I will be informed if my consumer report has been requested and the company will provide the contact information of the consumer reporting firm from whom I can request a copy of the report. I authorize the request and receipt of my consumer reports in connection with the insurance company's consideration of my application for insurance coverage. My rights related to those reports are described in the Fair Credit Reporting Act Summary Notice in a separate notice. I have received the Notice of OneAmerica Information Practices, the Medical Information Notice, the Fair Credit Reporting Act Notice, and the Authorization and Acknowledgement. I or my authorized representative can receive a copy of this authorization form. Substitute W-9 Certification I certify, under penalty of perjury that (1) the number shown on this form is my correct taxpayer identification number, or I am waiting for a number to be issued to me; and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in Form W-9 located at www.irs.gov). Check this box if you have been notified by the IRS that you are currently subject to withholding because of under reporting interest or dividends on your tax return. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING. Signatures I hereby acknowledge receipt of the current prospectus, and any supplements for this policy including any required disclosure if the policy applied for will be in a qualified plan. For a printed version of the prospectuses, please call 1-800-537-6442. Variable contracts issued by AUL are distributed by OneAmerica Securities, Inc., Member FINRA, SIPC, a wholly-owned subsidiary of AUL. Location Signed (city, state) Date Signed (mm/dd/yyyy) Printed Name of Proposed Insured Signature of Proposed Insured Printed Name of Owner (if other than Proposed Insured) / Title of Officer Signing (if owner is corporation or trust) Signature of Owner (if other than Proposed Insured) Printed Name of Payor (if other than Proposed Insured) Signature of Payor (if other than Proposed Insured).

Representative's Statement

a. Do you have any knowledge or reason to believe that replacement of existing insurance or annuity coverage may be involved? ☐ Yes ☐ No
   If YES, give details in Section 14 and complete any state required replacement forms.

b. Did you witness the completion of signatures on this application? ☐ Yes ☐ No

c. How did you identify the proposed insured? ☐ Well known to you ☐ Photo ID ☐ Related
   If related, or well-known to you, please explain ______________________

d. List any former names of the proposed insured(s) ______________________

e. Should this application be evaluated with any other applications? ☐ Yes ☐ No
   If YES, please provide: Name ______________ Relationship to Insured ______________

☐ I certify that an illustration was not used in the sale of this policy.

☐ I certify that the policy is applied for other than as illustrated.

I certify that (1) the information provided by the owner and proposed insured(s) has been accurately recorded and (2) I have reasonable grounds to recommend the purchase of the policy as suitable for the owner and the proposed insured(s).

I submit this application assuming full responsibility for delivery of any policy and for immediate transmittal to the Company of the first premium when collected. I know of no condition affecting the insurability of any person proposed for insurance not fully set forth herein. I certify that a written disclosure statement, where required by law, was given to the applicant when this application was taken.

Printed Name of Representative	%
Signature of Representative	Representative's AUL Code
Printed Name of Representative	%
Signature of Representative	Representative's AUL Code
Printed Name of Representative	%
Signature of Representative	Representative's AUL Code
General Agency Name	

If the Company has questions concerning this application, who should we call at your office?

Name	Phone Number
Email	

If you have any questions completing this application or any other supporting documentation, please call 1-877-999-9883.

Principal Review

Accepted by American United Life Insurance Company® at the Home Office.

Home Office/Field Principal Name	Date Accepted

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